Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement on Post-Effective Amendment No. 1 to Form S-3 of our report dated September 26, 2008 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Cross, Fernandez & Riley LLP
Orlando, Florida
March 10, 2009